UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

License Agreement

On February 1, 2010, Achillion Pharmaceuticals, Inc. (the “Company”) entered into a license agreement (the “Agreement”) with GCA Therapeutics, Ltd. (“GCAT”) for elvucitabine, the Company’s nucleoside reverse transcriptase inhibitor for the treatment of both hepatitis B virus (“HBV”) infection and human immunodeficiency virus (“HIV”) infection. The exclusive license grants GCAT the right, through its Chinese joint venture with Tianjing Institute of Pharmaceutical Research, to clinically develop and commercialize elvucitabine in mainland China, Hong Kong and Taiwan.

Under the terms of the Agreement, CGAT, through a sublicense agreement with its Chinese joint venture, T&T Pharma Co., Ltd., will assume all development and regulatory responsibility and associated costs for elvucitabine, and the Company will be eligible to receive development milestones and double-digit royalties on net sales in those territories.

The Agreement may be terminated by either party based upon material breaches by the other party, effective ninety (90) days after providing written notice to the breaching party, if the breaching party fails to cure its material breach.

The Company may terminate the Agreement upon thirty (30) days written notice in the event GCAT fails to meet any of the development or commercialization diligence milestones by the deadlines specified in the Agreement, or may terminate upon ninety (90) days written notice in the event of a change of corporate control. In the event of a termination by the Company following a change of control, as defined, the Company must pay GCAT a termination fee, in an amount determined based upon specified progress milestones.

CGAT may terminate the Agreement upon ninety (90) days written notice to the Company, solely in the event of the occurrence of all of the following: (a) all the Company’s relevant patents have expired or have been adjudicated invalid by the final determination of a court of competent jurisdiction; (b) the first commercial sale of a product that is the generic equivalent of elvucitabine in mainland China by a third party that is not related to GCAT or a GCAT related party; and (c) such generic equivalent product was developed, and approved by the State Food and Drug Administration of mainland China, without the use of any of the Company’s confidential information provided to GCAT under this Agreement.

The Company’s press release dated February 1, 2010 is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events

On January 28, 2010, the Company announced the nomination of a new compound, ACH-2684, for clinical development for treatment of hepatitis C virus (“HCV”) infection. The Company’s press release dated January 28, 2010 is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by Achillion Pharmaceuticals, Inc. on February 1, 2010
99.2	Press release issued by Achillion Pharmaceuticals, Inc. on January 28, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2010

ACHILLION PHARMACEUTICALS, INC.

By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Achillion Pharmaceuticals, Inc. on February 1, 2010

99.2	Press release issued by Achillion Pharmaceuticals, Inc. on January 28, 2010